Exhibit 10.1

L E A S E

THIS LEASE ("Lease") entered into as of May 14, 2025, by and between 400 Southborough, LLC, having an office address of P.O. Box 6039, Falmouth, Maine 04105 (“Landlord”), and Precision Optics Corporation, Inc., having an address of 22 East Broadway, Gardner, Massachusetts 01440 (“Tenant”).

W I T N E S S E T H:

(1)               DEMISE. For the rent and term and upon the terms, conditions, limitations and provisions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord the space ("Premises") consisting of approximately 8,750 square feet (subject to confirmation thereof as hereinafter provided) in the building known as 500 Southborough Drive ("Building") located at 600 Southborough Drive, City of South Portland, County of Cumberland, and State of Maine (“Property”).

TERM AND OPTIONS TO EXTEND. The Lease term (the “Term”) shall commence on the “Commencement Date,” which shall be the date on which Landlord has obtained a certificate of occupancy for the Premises from the City of South Portland, all Landlord Work has been Substantially Completed (as such terms are defined below) and Landlord has delivered the Premises to Tenant broom-clean and otherwise in the condition required under this Lease. Subject to Tenant’s extension options set forth below, the initial Term shall expire on the last day of the calendar month during which the eighth (8th) anniversary of the Commencement Date occurs. Substantial Completion (as defined below) and the Commencement Date are anticipated to occur on August 1, 2025, subject to Landlord’s review of floor plans and associated estimated construction timeframe. The “Rent Commencement Date” shall be the first day of the calendar month that is five (5) months after the Commencement Date. Tenant shall have no Base Rent (as such term is defined below) until the Rent Commencement Date but shall be allowed to take possession of the Premises following issuance of said certificate of occupancy (or prior thereto with the consent of Landlord not to be unreasonably withheld). Tenant shall also have access to the Premises, but not possession, upon Lease execution, at no cost, to perform design and construction drawings for the Premises. Landlord and Tenant agree to enter into a Term Commencement Agreement at the request of either after the Commencement Date occurs, for purposes of confirming the Rent Commencement Date and the expiration date of this Lease and any other pertinent items the parties agree to include.

So long as the Tenant is not in default beyond any applicable periods of grace, notice and/or cure, Tenant shall have two (2) options to extend the Term for an additional five (5) years for each extension. Such options may be exercised by Tenant by giving written notice to Landlord at least nine (9) months prior to the expiration of the then-current Term. Base Rent for each extended Term shall be as agreed by Landlord and Tenant (based upon the standards provided below in this Section 1), but if not agreed to in writing by Landlord and Tenant within ninety (90) days of the date of Tenant’s notice of election to extend, then Base Rent shall be at 95% of the then-current fair market base rental rate for similar space in South Portland (which rate shall not include consideration of any Tenant-installed improvements or modifications to the Premises), as such fair market rate shall be established by market appraisals by three (3) Portland-based MAI appraisers. Each party shall, within thirty (30) days after Tenant’s notice of its election to exercise, select an appraiser, who shall have at least five (5) years of experience in appraising commercial properties in the Greater Portland area.  If either Landlord or Tenant fails to timely appoint an appraiser, the appraiser so appointed shall select a second (2nd) appraiser.  The two (2) appraisers shall together select a third appraiser similarly qualified.  The three (3) appraisers together shall attempt to agree on the then fair market Base Rent for the Premises for the applicable extension Term, discounted in accordance with this Lease; in the absence of a unanimous decision, the fair market Base Rent rate shall be determined by majority vote.  Landlord and Tenant shall each pay the cost and expenses of their designated appraiser and share equally the cost and expenses of the third (3rd) appraiser. The Base Rent as determined for the first year of applicable extension Term shall not be less than the prior year’s Base Rent and once established the Base Rent shall increase by 3% for each year of the extended Term.

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(2)               ANNUAL BASE RENT. Tenant shall pay Landlord annual base rent for the Premises (the “Base Rent”) as follows during the initial Term:

Year	Amount	Monthly	SF
1	$131,250.00	$10,937.50	$15.00
2	$135,187.50	$11,265.63	$15.45
3	$139,212.50	$11,601.04	$15.91
4	$143,412.50	$11,951.04	$16.39
5	$147,700.00	$12,308.33	$16.88
6	$152,162.50	$12,680.21	$17.39
7	$156,712.50	$13,059.36	$17.91
8	$161,437.50	$13,453.13	$18.45

Each monthly payment of Base Rent is payable in advance, without deduction or set-off, in legal tender of the United States of America, on the first day of each and every calendar month of the Term, to Landlord's offices P.O. Box 6039 Falmouth, Maine 04105, or at such other place as Landlord may from time to time designate in writing. Any Base Rent, Additional Rent (as defined below) or other charges which Tenant is or becomes obligated to pay under this Lease to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum (the “Default Rate”) from the original due date until paid.

(3)               ADDITIONAL RENT. In addition to the Base Rent stipulated in Section 2 above, Tenant shall pay to Landlord, as additional rent, the amounts determined pursuant to subparagraphs (a) and (b) of this Section 3 ("Additional Rent"). All amounts due under this Section as Additional Rent shall be payable commencing on the Commencement Date in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which by their terms shall survive the termination of this Lease, the obligations of Tenant to pay the Base Rent, the Additional Rent and all other charges payable by Tenant hereunder (collectively, "Rent") shall survive the termination of this Lease. For any partial calendar year, Tenant shall be obligated to pay only the prorated portion of the Additional Rent otherwise due, based on the number of the days of the Term falling within such calendar year.

(a)               Definitions. As used herein, the following terms shall have the following meanings:

(i)                 "Base Rent" - The annual Base Rent to be paid by Tenant to Landlord as set forth in Section 3 hereof.

(ii)              "Rentable Area of the Building" - The net rentable area of the Building (exclusive of common hallways, other common areas and the basement); being 45,251 square feet.

(iii)            "Tenant's Share" - The percentage that the rentable floor area of the Premises is of the total Rentable Area of the Building; being 19.34% (i.e. 8,750/45,251); provided, that calculation of Tenant’s Share shall be subject to final measurement and confirmation of the rentable floor area of the Premises upon Substantial Completion of Landlord’s Work as provided in Section (6)(b) below.

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(iv)             "Operating Expenses" - Those reasonable costs and expenses incurred during each calendar year during the Term in respect of the management, operation, repair and maintenance of the Building in accordance with generally accepted principles of sound management, as applied to the management, operation, repair and maintenance of a first-class office building in the City of South Portland, Maine including, without limitation, the cost of all insurance carried by Landlord, materials, supplies, labor, reasonable management fees as hereinafter provided, ground maintenance, electricity serving the common areas of the Property (expressly excluding electricity separately metered, submetered or otherwise allocable to individual tenants), water and sewer charges not separately metered to individual tenants, heat, air-conditioning, common area elevator repair and maintenance, window washing, rubbish removal and management, real estate taxes, personal property taxes and the cost of service contracts plus reasonable organizational costs or expenses of Landlord, including legal and accounting fees in connection therewith. In addition, Operating Expenses shall include amortized portions of certain capital expenditures made by Landlord during the Term of this Lease, the cost of which is not otherwise included in the above definition, for the operating year in which it was made as hereinafter described. There shall be included in such Operating Expenses for the operating year in which it was made and which occurs after the Rent Commencement Date, and in each succeeding operating year, the annual charge-off of such capital expenditures made in connection with Landlord’s maintenance and repair obligations under this Lease, amortized over the useful life of the item at issue. Annual Charge-off shall be determined by dividing the original cost of the capital expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, but in no event less than 8% per annum, by the number of years of useful life of the capital expenditure. The useful life shall be determined reasonably by Landlord in accordance with the generally accepted accounting principles (“GAAP”) and practices in effect at the time of making such expenditure. Notwithstanding the foregoing, if capital expenditures shall total less than $25,000.00 in any calendar year, the same shall not be included in the annual charge-off but rather shall be directly included in full in the Operating Expenses for the year in which it was made. Landlord shall not be required to make any capital expenditures unless the Landlord, in its sole reasonable discretion, determines that the same is necessary.

Notwithstanding the forgoing, the term “Operating Expenses” shall not include (1) any expense paid by any tenant of the Building directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, by any other tenant of the Building (unless reimbursed as such other tenant’s percentage of such Operating Expense) or by insurance proceeds or by warranties; (2) depreciation of the cost incurred to construct or improve the Building prior to the Rent Commencement Date; (3) principal and interest payments of any loan to Landlord; (4) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (5) costs in connection with leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances and other costs of improving space for occupants of the Building; (6) costs incurred in connection with the sale, syndication, hypothecating, financing or refinancing of the Property and/or Building and/or other improvements on the Property; (7) fines, interest and penalties incurred due to the late payment of Taxes or any other expenses; (8) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (9) costs to correct any violations existing as of the Commencement Date of any legal requirements applicable to the Property and/or Building; (10) costs incurred for any item to the extent of reimbursement under any manufacturer’s, materialman’s, vendor’s or contractor’s warranty in effect; (11) the costs of repair, replacement, or restoration work occasioned by any casualty or condemnation (excluding amounts of deductibles under insurance policies maintained by Landlord, which deductibles shall be included in Operating Expenses as provided in this Lease); (12) except for management fees (subject to a maximum management fee or “cap” of 5% of the aggregate Base Rent payable by tenants of the Building), any costs for the administration of the entity that constitutes Landlord’s general overhead, and any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Property and/or Building to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord; (13) reserves; (14) bad debt loss, rent loss or reserves for bad debt or rent loss; (15) costs of maintenance of the structural portions of the Building, including the roof structure, floor slabs, foundation and structural walls of the Building, (16) any fees, costs, and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants; (17) salaries, wages, benefits and all other compensation (including fringe benefits) of partners, officers, executives and all other employees of Landlord above the level of property manager; and (18) capital expenditures, including capital improvements or other items that are customarily capitalized, except for expenditures incurred after the Commencement Date and during the Term for items of a capital nature installed to serve the Building, which shall be depreciated or amortized over the useful life of the items at issue in accordance with GAAP with such amortized cost being included on an annual basis as an allowable Operating Expense for each applicable year during the Term as hereinbefore provided.

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(v)               "Rent" - The annual Base Rent, Additional Rent and all other charges payable by Tenant pursuant to this Lease.

(b)               Operating Expense and Tax Adjustment.

This Lease is intended by the parties hereto to be a so-called “triple net" lease as that term is generally understood in the real estate industry and, to the end that the Base Rent shall be received by the Landlord net of all reasonable and customary costs and expenses related to the Property, the Building and the Premises and constituting Operating Expenses, as expressly set forth herein. Tenant agrees to pay, Tenant's Share of the Operating Expenses, to the Landlord as Additional Rent based upon Landlord’s reasonable estimate thereof as provided below, in the same manner as Base Rent, subject in all events to Landlord’s delivery of an annual reconciliation statement showing all Operating Expenses actually incurred during each calendar year during the Term (within 150 days after the end of each applicable year). Tenant shall also reimburse Landlord for all reasonable attorneys' fees incurred by the Landlord in connection with, consents to subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease as hereinafter provided. Notwithstanding the above, Tenant shall continue to pay the Additional Rent amount from the prior year until such time as the annual reconciliation statement is received.

Commencing on the Rent Commencement Date, Tenant shall prepay to the Landlord monthly as Additional Rent, in the same manner as Base Rent, one-twelfth (1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable during the current year by the Tenant under this Lease with respect to Operating Expenses, which prepayments the Landlord shall apply, without interest, to such Operating Expenses as actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments and underpayments shall be made. Landlord may make periodic adjustments to the monthly installment amount of Additional Rent payable by Tenant as set forth above. Landlord shall provide Tenant with not less than thirty (30) days’ notice prior to any adjustment with reasonable supporting documents justifying any increase. Tenant may, if reasonably dissatisfied with the information and budget amount presented, request Landlord to obtain additional bids or provide further evidence to Tenant of the reason for the change and Landlord will work cooperatively with Tenant to address concerns or objections raised by Tenant. Landlord covenants and agrees that the standard to which it shall maintain the Building is a standard comparable to similar use buildings in the market area.

(4) [Intentionally omitted].

(5) BUILDING SERVICES. Landlord shall furnish Tenant (and/or the Premises or other portions of the Building) with the following services, the cost and expense of which shall be included in Operating Expenses except as otherwise provided below as to Tenant's obligation to pay for certain services (or which are excluded from Operating Expenses under Section 3(a)(iv) above):

(a) water at standard Building temperatures for normal sanitary purposes only. Tenant shall pay, at standard Building rates for water used for other than normal sanitary purposes (as such usage is measured by separate meter (or sub-meter). Landlord shall not mark up the cost of the water;

(b) continuous elevator service during normal business hours (which consist of 7:00 a.m. – 6:00 p.m., Monday thru Friday and 8:00 a.m. to Noon on Saturday);

(c) so long as Landlord provides electrical services in the Building, Tenant shall obtain all electrical service used in the Premises from Landlord, including all electrical services relating to package air conditioning equipment serving the Premises, and, for all electricity separately metered or submetered to the Premises, Tenant shall pay Landlord therefor at rates standard for the Building. Landlord shall not mark up the cost of electrical services. Subject to the availability of new electrical service from the public utility provider, upon not less than thirty (30) days' prior written notice to Tenant, Landlord may cease to provide electrical service to the Premises without liability or responsibility to Tenant except to connect, within the period of the notice, the electrical system serving the Premises with another source of electrical service at Landlord’s sole cost; thereafter Tenant shall pay all charges for such service directly to the source supplying the service. Any installation of nonstandard office equipment, special equipment, or intermittent operation equipment must have the prior approval of Landlord and shall be subject to special charges payable by Tenant and to special regulations imposed by Landlord. Any new or additional electrical facilities required to service equipment installed by Tenant and all changes in existing electrical facilities in or servicing the Premises required by Tenant (if permitted by Landlord) shall be installed, furnished or made by Landlord at Tenant's expense. Tenant shall purchase from Landlord all light bulbs, fluorescent tubes, ballasts or starters used in the Premises provided Landlord provides the same at competitive market prices. All expenses of maintenance and cleaning of fluorescent lighting equipment located in the Premises shall be borne by Tenant, and all electricity used during cleaning service or alterations and repairs on the Premises shall be paid by Tenant;

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(d) the following maintenance and cleaning services for the “common areas” located on the Property: (i) cleaning and maintenance service for the public lavatories in the Building; (ii) routine maintenance of standard hardware installed in the Premises by Landlord, (iii) cleaning of outside and inside of exterior window panes, (iv) cleaning and maintenance of common areas in the Building and Property, and (v) janitorial service, including without limitation, the removal of debris, cleaning and vacuuming.

(e) Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease provided however that should any such service be interrupted for more than 48 hours due to Landlord’s willful or negligent acts such that Tenant cannot operate its business in the normal course, all Rent shall abate until full service is restored. In all other events Rent shall abate if not restored within 10 days. Landlord also reserves the right to temporarily suspend, delay or discontinue furnishing any of the services to be provided by Landlord under this Lease without abatement or diminution in Rent and without any liability to Tenant as a result thereof, for such inspections, cleaning, repairs, replacements, alterations, improvements or renewals as may, in Landlord's judgment, be desirable or necessary to be made; provided, however, that such services shall not, to the extent reasonably feasible, be suspended for such purposes during Tenant's customary business hours unless Landlord shall, to the extent reasonably practical under the circumstance, have given Tenant advance notice of any proposed suspension of services.

(6) POSSESSION, LANDLORD AND TENANT WORK.

(a) Taking of possession of the Premises by Tenant, following Substantial Completion of Landlord’s Work, shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. No representation respecting the condition of the Premises or the Building has been made by Landlord to Tenant unless contained herein; and no promise of Landlord to prepare, alter or improve the Premises for Tenant's use and occupancy shall be binding upon Landlord unless set forth in this Lease.

(b) Landlord shall, at its own expense, make and Substantially Complete the improvements shown on Exhibit A as Scope of Work for Tenant and Owner (collectively, “Landlord Work”) prior to and as a condition of the Commencement Date including, but not limited to:

1) Remove and construct the interior walls of the Premises as agreed to by the parties and to be shown on landlord approved architectural plans;

2) Provide a loading area for the Premises; and

3) Provide for separate metering (or submetering) for all electrical and water supplied to the Premises to the extent such metering is not currently in place.

Landlord covenants and agrees to perform Landlord’s Work in a good and workmanlike manner, at Landlord’s sole cost and expense, and further agrees to use reasonable efforts to Substantially Complete Landlord’s Work by the estimated Commencement Date of August 1, 2025 set forth in Section 1. If Landlord fails to deliver the Premises to Tenant with Landlord’s Work Substantially Completed by the estimated Commencement Date, then Landlord will not be subject to any liability for such failure provided, however that in the event that Landlord fails to so deliver the Premises to Tenant on or before September 1, 2025 (the “Delivery Deadline”) for reasons within the Landlord’s control, then Tenant shall be entitled to one (1) day of abated (or “free”) Rent for each day that delivery of the Premises is delayed beyond the Delivery Deadline. “Substantially Complete” or “Substantial Completion”, as used in this Lease, means completed except for normal and minor punch list items so as to enable Tenant to perform the Tenant Work and, upon performance of the work to be done by Tenant, to open for business in the normal course. Landlord shall give Tenant notice of such date of Substantial Completion as provided below. The Delivery Date shall be deemed to have occurred upon Substantial Completion of all of Landlord’s Work and on delivery of written notice (“Delivery Notice”) to Tenant by Landlord to such effect. Landlord shall promptly complete any punch list items and correct any defects in Landlord’s Work of which Landlord is given notice by Tenant within a reasonable period after delivery of the Delivery Notice. Except for the completion of Landlord’s Work, Landlord shall have no obligation to do any other work to prepare the Premises for Tenant’s occupancy. Unless Tenant notifies Landlord in writing within fourteen (14) days (the “Substantial Completion Objection Deadline”) after receipt of Landlord’s Delivery Notice that it objects to the validity of the Delivery Notice (the “Substantial Completion Objection Notice”), then Tenant shall be deemed to have accepted the Premises in “as is” condition as of the Delivery Date subject to the terms and conditions of this Lease. If Tenant issues the Substantial Completion Objection Notice such notice shall contain the reasons why Tenant determines that the Delivery Notice is not valid.

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(c) Tenant shall be responsible for all voice and data wiring (collectively, the “Tenant Work”); and obtaining architectural plans reasonably approved by Landlord and for all Tenant Work and costs using Tenant’s own contractors. Tenant must obtain the Landlord’s written consent to its fit-up plans before any work may commence. Landlord will contribute an allowance of $25 per rentable square feet toward the fit-up costs and $.15 per rentable square foot for Tenant’s architect. Landlord shall release the foregoing allowances in installments to Tenant as the underlying costs are incurred by Tenant promptly following Tenant’s submission of a requisition therefor, together with copies of the invoices from the relevant contractor(s) and/or suppliers documenting such costs. In the event the full allowance is not used for the Landlord’s Work any leftover allowance shall be applied towards the Tenant Security Deposit.

Notwithstanding the foregoing, Landlord hereby approves the initial Tenant Work described on Exhibit A hereto, and further agrees that the foregoing architectural plans shall not be required for wholly cosmetic work from time to time performed by Tenant within the Premises (e.g. painting, re-carpeting (or installing other flooring) and similar non-invasive work not involving the relocation of any walls or affecting any Building systems) unless required by municipal code or the state fire marshal.

(d) A 3% management, coordination, and supervisory charge shall be paid to Landlord for the initial Tenant improvements, and future alterations or changes made by Tenant. This charge will be paid out of the Tenant allowance set forth above.

(e) Notwithstanding anything to the contrary contained in this Lease, the parties hereby  acknowledge that Landlord shall perform all Landlord Work described and defined in this Lease, and that Landlord warrants that all such work shall be free of defects in materials and workmanship for a period of one-year following completion thereof, failing which Landlord shall make all necessary repairs and/or replacements at its sole cost and expense. Landlord shall also assign (and/ or enforce for the benefit of Tenant) any longer warranties provided by manufacturers or suppliers of any equipment or materials forming a part of the Landlord Work.

(7) SURRENDER OF POSSESSION. Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall, at Tenant's sole cost and expense, forthwith surrender the Premises to Landlord in substantially the same condition (or better) as existed on the Commencement Date, ordinary wear excepted and, subject to Sections 18 and 19 of the Lease, damage by casualty if insured excepted, and Tenant shall, at Tenant's sole cost and expense, remove all voice and data wiring and all lab and manufacturing related improvements to the Premises installed by Tenant, not including electrical improvements, plumbing improvements and partition walls. Any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements and additions (including floor coverings) shall be relinquished to Landlord in operating condition, ordinary wear excepted and damage casualty excepted. Prior to the termination of the Term or of Tenant's right of possession, Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant's personal property not constituting leasehold improvements from the Premises. Tenant shall pay to Landlord, upon demand, the cost of repairing any damage to the Premises and to the Building caused by the original installation and/or removal of such property. If Tenant shall fail or refuse to remove any such property from the Premises, then Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise. Landlord may, at its option, accept title to such property, or Landlord, at Tenant's expense may (i) remove the same or any part thereof in any manner that Landlord shall choose, repairing any damage to the Premises caused by the original installation and/or such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

(8) USE. Tenant shall use and occupy the Premises only for laboratory, manufacturing, or storage purposes, together with general office use and for other purposes allowed in the Light Industrial ordinance for the City of South Portland subject to other terms of this Lease (collectively, the “Permitted Use”). In addition, in the use and occupancy of the Premises, Tenant shall:

(a) at Tenant's expense, comply with any laws, ordinances, rules, regulations or orders of any governmental authorities having jurisdiction over the Premises or over the use and occupancy thereof for the Permitted Use not (i) requiring any structural alterations to the Building; or (ii) relating to the building code violations or other violations of applicable laws in effect as of the Commencement Date;

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(b) at Tenant's expense, maintain the Premises and the apparatus and equipment therein in a clean, safe and sanitary condition (including, without limitation, Tenant causing all trash, rubbish and garbage to be removed from the Premises at the end of each business day), and not commit or suffer any waste to occur therein;

(c) at Tenant's expense, promptly cause to be repaired, by a contractor approved by Landlord, any damage to the Building or the Premises which results or arises from Tenant's use or occupancy of the Premises;

(d) other than in connection with the Tenant Work approved by Landlord, not install in the Premises any apparatus or equipment which shall interfere with, impair or impose a nonstandard burden upon the maintenance or operation of any system in or serving the Building, including, without limitation, the electrical, plumbing, heating, ventilating and air conditioning systems;

(e) except with the prior written consent of Landlord (such consent not to be unreasonably withheld, delayed or conditioned), not install in the Premises any additional or supplementary air conditioning equipment; and

(f) not conduct any activity or install in the Premises any apparatus or equipment which shall (i) result in the cancellation of any insurance covering or relating to the Building or (ii) result in any increase in insurance premiums in respect of any insurance covering or relating to the Building. If, with Landlord's specific written approval, Tenant shall conduct any activity or install any apparatus or equipment which shall result in an increase in insurance premiums, Tenant shall forthwith reimburse Landlord for the amount of the increase in the insurance premiums upon Landlord’s submission of a detailed invoice therefor.

(9) ACCESS TO BUILDING. Tenant shall have full access to the Premises 24 hours per day, 7 days per week, 52 weeks per year. Tenant, for itself and for its agents, employees and invitees, agrees that all such persons desiring to enter or leave the Building at other than normal business hours on business days shall use such entrances or exits as may be designated by Landlord from time to time and shall comply with Building security regulations established from time to time by Landlord with respect to identification, registration and method of obtaining admission, so as to establish the right of such persons to enter or to leave the Building.

(10) COMMON AREAS. During the Term of this Lease, Tenant and its agents, employees and invitees shall have a nonexclusive license to use, in common with Landlord and Landlord's tenants and the agents, employees and invitees of each, the common hallways, entrances, lobbies, vestibules, stairways, corridors, elevators, common area toilets, parking areas, loading facilities, and other common areas of the Building and the Property; subject, however, to applicable Building rules, regulations and security measures. Tenant shall provide parking for Tenant’s employees, customers and invitees consisting of not less than 35 parking spaces, as well as access to and exclusive use of the double door loading facility shown on the plan of the Property attached hereto as Exhibit B. Tenant and its agents, employees and invitees shall not obstruct or litter or use for storage, temporary or otherwise, or for the display of merchandise or services or for any purpose other than the intended or normal purpose any of the common hallways, entrances, lobbies, vestibules, stairways, corridors, elevators, common area toilets and other common areas of the Building. No floor mats or runners shall be placed by Tenant in any common area of the Building. Tenant shall not, at any time, place, leave or discard any rubbish, paper, articles or other objects of any kind whatsoever outside the doors of the Premises or in any common area of the Building.

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(11) ALTERATIONS AND ADDITIONS. Other than with respect to the Tenant Work (including the Tenant Work listed on Exhibit A hereto), Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, make any alterations, improvements or additions to the Premises. If Landlord consents to any alterations, improvements or additions, then Landlord may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with insurance against liabilities which may arise out of such work and plans and specifications and permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to the Commencement Date, shall be performed at Tenant's cost and expense by contractors hired by Tenant and reasonably approved by Landlord, except to the extent Landlord gives its prior written consent to Tenant's hiring Tenant's own contractors. Upon completion of such work, or from time to time as Landlord may reasonably require, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials, all in form reasonably satisfactory to Landlord. Tenant shall not permit any liens to be filed against the Building, the Premises or Tenant's leasehold interest. Tenant shall cause any such lien, if filed, to be discharged of record or bonded over to Landlord’s satisfaction within fourteen (14) days after demand by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from all costs, damages, liens and expenses related to any work performed by Tenant. All work performed by Tenant or its contractors pursuant to this Lease shall be performed in a good, workmanlike manner, using only first quality grades of materials (consistent with the existing quality of materials) and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. All such work shall be performed so as not to interfere with or impair the use and enjoyment of the Building by Landlord and other tenants, and Landlord may require that all or a portion of such work be performed outside normal business hours. All additions, alterations, fixtures and improvements (temporary or permanent) in and upon the Premises, whether installed by Tenant or Landlord, shall become Landlord's property, and shall remain upon, and be surrendered with, the Premises without disturbance or injury upon the termination of this Lease by lapse of time or otherwise, all without payment or credit to Tenant, exclusive of Tenant’s trade fixtures and equipment which shall in all events remain the property of Tenant and may be removed by Tenant in its sole discretion; provided, however that, solely to the extent the same is an express condition of Landlord’s original approval thereof, Landlord shall have the right to require Tenant to remove all such conditionally approved tenant-alterations by no later than the expiration or earlier termination of the lease Term, in which event, Tenant, at Tenant's sole cost and expense, shall remove same and repair any damage by the original installation and/or removal thereof. Notwithstanding the foregoing, it is understood and agreed that Tenant shall not be obligated to remove any of the initial alterations or improvements made to the Premises and constituting the Tenant Work hereunder except for lab and manufacturing related improvements installed by Tenant, but not including electrical improvements, plumbing improvements and partition walls.

(12) ASSIGNMENT AND SUBLETTING.

(a) Except for Permitted Transfers (as defined below) or as otherwise set forth herein, Tenant shall not have the right, and Tenant hereby covenants and agrees that Tenant shall not sublet the Premises or any part thereof, nor assign this Lease, nor permit any business to be operated in or from the Premises by any person, firm or corporation other than Tenant without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. Any attempt to assign this Lease or to sublet all or any portion of the Premises without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute a default under this Lease. Notwithstanding the above, Tenant may assign the Lease in its entirety or sublet all or a portion of the Premises without consent of, but with reasonable prior notice to (to the extent permissible), to Landlord to: (a) any entity resulting from a merger or a consolidation with Tenant, (b) any subsidiary or affiliate of Tenant in which Tenant holds a controlling interest, or (c) any entity acquiring all or substantially all of Tenant’s assets or ownership interests (each a “Permitted Transfer”).

In the event of such a sublease or assignment, Tenant will provide the Landlord with a copy of the appropriate documentation.

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(b) If Tenant requests Landlord to consent to any assignment or sublease, then Tenant shall provide Landlord with the name, address and a description of the proposed assignee or subtenant, the proposed assignee's or subtenant's most recent financial statement and such other evidence of financial responsibility as Landlord may reasonably request. It shall be a condition precedent to Tenant's requesting Landlord's consent that: (1) at the time of any such request, Tenant shall not be in default under any conditions, covenants or agreements of this Lease (beyond applicable periods of grace, notice and/or cure); (2) the proposed assignee or subtenant is not and has not been within the six (6) months preceding such request, an occupant or related to an occupant of the Building and intends only to occupy the Premises and conduct its business therein in accordance with the Permitted Use (or for office use); (3) the credit, financial responsibility, character and business or professional standing of the proposed assignee or subtenant is satisfactory to Landlord in its reasonable discretion; (4) the nature of the proposed occupancy is not inconsistent with Landlord's commitments to other tenants in the Building; (5) Tenant and its proposed assignee or subtenant shall agree to execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of Lease or sublease, as the case may be, in form and substance satisfactory to Landlord and duly consented to by Tenant's guarantor, if any, by the terms of which, in the case of an assignment, Tenant will assign to such assignee Tenant's entire interest in this Lease, together with all prepaid rents and deposits paid or deposited hereunder and the assignee will accept said assignment and assume and agree to observe and perform directly for the benefit of Landlord all of the covenants and agreements contained in this Lease on Tenant's part to be observed and performed hereunder; and in case of a subletting, the sublease in all respects will be subject and subordinate to all terms, conditions, covenants and agreements of this Lease and the terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed hereunder, except the payment of Rent reserved hereunder, which Tenant shall continue to pay to Landlord and except that Tenant also shall pay Landlord one hundred percent (100%) of the Net Profits (as defined below) if the full amount any rent, charge, remuneration or consideration payable, directly or indirectly, by such subtenant to Tenant in excess of the Rent payable by Tenant hereunder; (6) notwithstanding any such assignment or subletting under the terms of this Section, both Tenant and its guarantor, if any, acknowledge and agree that, notwithstanding such assignment or sublease and Landlord consenting thereto, both Tenant and its guarantor, if any, will not be released or discharged from any liability whatsoever under this Lease and will continue to be liable thereon with the same force and effect as though no assignment or sublease had been made and that neither Tenant nor any assignee of Tenant shall be released from the requirement of obtaining Landlord's prior written consent to any further assignment or subletting; and (7) Tenant shall pay to Landlord the sum of Fifteen Hundred Dollars ($1,500.00) for Landlord's administrative costs and overhead in connection with such assignment or subletting. As used herein, “Net Profits” means the excess collected by Tenant of the rent or other consideration payable in connection with any such assignment or subletting transaction in excess of the Rent payable by Tenant hereunder, after Tenant’s recovery of all costs and expenses incurred in connection therewith, including without limitation, all brokerage fees, Landlord charges, improvement costs and other expenses.

(c) Landlord’s consent shall be provided within thirty (30) days and may not be unreasonably withheld, delayed or conditioned. Landlord shall not have the right to control or set the amount of the sublease rent, other than as set forth above, or set any other conditions that may serve to inhibit Tenant’s ability to sublease or assign all or a portion of the Premises. Tenant shall have the ability to sublease to the open marketplace as well as to existing tenants in the Building or other buildings in the Southborough office park so long as existing tenants are not vacating space already leased. Any net sublease profits shall be split equally between Tenant and Landlord after deducting all costs incurred by Tenant related to such sublease.

(d) Acceptance of Rent from any person or entity other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease and shall not constitute Landlord's consent to the assignment of this Lease or a subletting of the Premises.

(13) HOLDING OVER. If Tenant shall remain in possession of the Premises after the expiration of the Term or earlier termination of this Lease, then Tenant shall be a tenant from month to month, and such tenancy shall otherwise be subject to all other of the terms, provisions and agreements of this Lease, except that monthly installments of Base Rent shall be at a rate equal to 150% of the annual Base Rent previously in effect and payable by Tenant hereunder (together with all Additional Rent as stated in this Lease), provided, that if Landlord provides notice to Tenant that it has entered into a lease or other agreement for occupancy of the Premises by another party, and Tenant fails to surrender the Premises within thirty (30) days thereafter, then Tenant shall indemnify Landlord from any damage, loss, cost or expense as a result of such continuing holdover, and pay the amount thereof to Landlord, on demand in addition to the increased Base Rent. Nothing herein shall prevent the Landlord from commencing an eviction proceeding without cause in the event of a holdover by Tenant.

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(14) RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights:

(a)               to change: (1) the street address of the Building; (2) the name of the Building; (3) the suite number of the Premises; and (4) the arrangement, size, design or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other common areas of the Building without liability to Tenant so long as adequate replacement facilities, as necessary, are furnished by Landlord at its sole cost;

(b)               to designate or reasonably approve all sources furnishing signs, sign painting, lettering, vending machines, towel or toilet supplies or other similar services required in the Premises;

(c)               [Intentionally omitted];

(d)               to grant anyone the exclusive privilege of conducting any particular business or activity in the Building which does not impair Tenant’s Permitted Use of the Premises;

(e)               to enter the Premises at all reasonable times upon prior written notice to Tenant: (1) for the making of such inspections, repairs, alterations, improvements or additions of, or to, the Premises or the Building as Landlord may deem necessary or desirable; (2) to exhibit the Premises to others during the last six (6) months of the then-current Term; and (3) for any purpose whatsoever related to the safety, protection or preservation of the Premises, the Building or Landlord's interest therein;

(f)                at any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's expense, make repairs, alterations or improvements in or to the Building or any part thereof, and during such times temporarily close entrances, doors, corridors, elevators or other common area facilities provided that Landlord shall ensure that Tenant has reasonable access to the Premises at all times; and

(g)               to charge Tenant any cost or expense (including overtime or premium costs incurred by Landlord) if repairs, alterations, decorating or other work in the Premises or the Building are, at Tenant's request, not made during ordinary business hours.

(15) REMEDIES OF LANDLORD. All rights and remedies of Landlord herein set forth are in addition to, and not in lieu of, all other rights and remedies which are or may be available to Landlord at law or in equity.

(a) If Tenant fails to pay any monthly installment of Base Rent or Additional Rent payable in equal monthly installments within five (5) days of when due, or fails to pay any other charges, costs or expenses payable by Tenant hereunder within ten (10) days after the rendition of Landlord's statement therefor, and fails to cure any such payment failure within ten (10) days after Landlord delivers written notice thereof to Tenant, or defaults in the performance of any of Tenant's non-monetary covenants, obligations or agreements hereunder and such failure or default is not cured within thirty (30) days after notice from Landlord (such period to be extended for the period reasonably required to complete such cure so long as Tenant has commenced cure and is diligently proceeding), or if the leasehold interest of Tenant be levied upon under execution or be liened or attached, Tenant makes an assignment for the benefit of creditors, a receiver be appointed for any property of Tenant or Tenant abandons the Premises, then and in any such event, Landlord may, if Landlord so elects, upon written notice of such election to Tenant terminate this Lease and Tenant's right to possession of the Premises, or Landlord may, without terminating this Lease, by written notice to Tenant terminate Tenant's right to possession of the Premises.

(b) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed shall (1) timely perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (2) pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to the Rent and other charges otherwise due pursuant to this Lease; (3) provide adequate assurance of future performance under the Lease; (4) reject or assume this Lease within sixty (60) days after the filing of such petition under the Bankruptcy Code; and (5) do all other things of benefit to Landlord otherwise required or permitted under the Bankruptcy Code. Tenant, as debtor and as debtor-in-possession, and any trustee shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment is the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

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(c) Upon termination of this Lease, or upon the termination of Tenant's right to possession without termination of the Lease, Tenant shall promptly surrender possession and vacate the Premises, and Landlord may enter into and repossess the Premises in accordance with, and to the full extent permitted by applicable laws and remove all persons and property therefrom in the same manner and with the same right as if this Lease had not been made, and for the purpose of such entry and repossession.

(d) If Tenant abandons the Premises, or if Landlord elects to terminate Tenant's right to possession only, without terminating the Lease as above provided, then Landlord may remove from the Premises any and all property found therein as provided in subsection (e) below and such repossession shall not release Tenant from Tenant's obligation to pay the Rent reserved herein. After any such repossession by Landlord without termination of the Lease, Landlord shall make reasonable efforts to relet the Premises, or any part thereof, as agent of Tenant, to any person, firm, or corporation, for such time and upon such terms as Landlord, in Landlord's sole discretion, may determine. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and the cost and expense thereof together with Landlord's other expenses (including all broker's commissions and all costs of repairs or remodeling reasonably necessary to enable Landlord to relet the Premises) of reletting shall be paid by Tenant upon demand by Landlord. If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of all Rent, together with the costs of such repairs, alterations, additions, redecorating and other expenses, then Tenant shall pay to Landlord the amount of such deficiency upon demand.

(e) Any and all property of Tenant that may be removed from the Premises by Landlord may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord shall in no event be responsible for the preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, all expenses incurred in such removal and all storage charges against such property. If any property shall remain in the Premises or in the possession of Landlord and shall not be removed by Tenant within a period of ten (10) days after the time when the Premises are either abandoned by Tenant or repossessed by Landlord under the terms of this Lease, then such property shall conclusively be deemed to have been forever abandoned by Tenant. Thereafter, Landlord shall have the right, but not the obligation, to sell all or any part of said property at public or private sale, without giving notice to Tenant or any notice of sale except as required by applicable laws, whereupon the proceeds of such sale shall be applied, first, to the payment of all costs and expenses of conducting the same or caring for or storing said property; second, toward the payment of any indebtedness which may be or may become due from Tenant to Landlord; and third, to pay to Tenant on demand in writing any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

(f) If Tenant shall default in performing any term, covenant or obligation of this Lease on the part of Tenant to be performed (after expiration of all applicable notice and cure periods), which default may be cured by the expenditure of money, then Landlord shall have the right, but shall not be obligated, to expend on behalf of Tenant such sum as may be necessary, as reasonably determined by Landlord, to perform and fulfill such term, covenant or obligation and all sums so expended by Landlord, with interest thereon from the date of such expenditure at the rate of ten percent (10%) per annum, shall be and be deemed to be Additional Rent, in addition to the annual Base Rent, and shall be repaid by Tenant to Landlord on demand; but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default, nor shall it affect any other right or remedy available to Landlord by reason of such default.

(16) LOSS OR DAMAGE TO PROPERTY. All personal property belonging to Tenant or to any other person located in or about the Premises or the Building shall be there at the sole risk of Tenant or such other person, and neither Landlord nor Landlord's agents or employees shall be liable for the theft or misappropriation thereof, nor for any damage or injury thereto, nor for damage or injury to Tenant, to other persons or to property caused by or attributable to water, snow, frost, steam, heat, cold, dampness, falling ceilings, falling plaster, sewers or sewerage, gas, odors, noise, the bursting or leaking of pipes, plumbing, electrical wiring, and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants of the Building, or of any other person, or caused in any other manner whatsoever. Tenant will protect, indemnify and save harmless Landlord from all third-party claims, and all losses, costs, expenses and damages resulting therefrom and sustained or incurred by reason of any act or other occurrence causing injury to any person or property due directly or indirectly to Tenant's use or occupancy of the Premises or any part thereof, except losses, costs or damages solely and proximately resulting from the negligence of Landlord or Landlord's agents or employees.

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(17) INSURANCE. Tenant shall, during the Term of this Lease and at Tenant's own expense, carry commercial general liability insurance with contractual liability endorsement, in a combined single limit of at least One Million Dollars ($1,000,000) for all injuries to or death of persons and loss of or damage to property in any one occurrence. Such insurance policy shall name Landlord, and, if requested by Landlord, any mortgagee and/or managing agent of Landlord as additional insureds, and shall contain a provision (to the extent the same is available in the then-current insurance marketplace) requiring that the policy shall not be modified, cancelled, or terminated without at least thirty (30) days' prior written notice to Landlord, and if requested by Landlord, to any mortgagee or managing agent of Landlord. At least twenty (20) days prior to the time such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a certificate of insurance validly stamped by the issuing insurance carrier evidencing the coverage outlined above.

(18) WAIVER OF SUBROGATION. Landlord and Tenant hereby waive all rights of recovery and causes of action which either has or may have or which may arise hereafter against the other (whether caused by negligence, intentional misconduct or otherwise) for any damage to the Premises, the Building or the property or business of either of them or of anyone claiming through them caused by any of the perils covered or coverable by the then-current “special form” (or “special perils”) fire and extended coverage insurance with vandalism and malicious mischief endorsements, by building and contents and/or business interruption insurance or by any other insurance for damage to property from which either party may be reimbursed; provided, however, that the foregoing waiver shall apply only to the extent such coverage is obtainable (irrespective of whether or not such coverage is in fact carried or obtained).

(19) CASUALTY DAMAGE. If the Premises or the Building are made unfit for occupancy by fire or other casualty, acts of God or other cause, which Landlord reasonably estimates will require in excess of 180 days to restore (or if the Premises or Building are substantially damaged during the last, 12 months of the Term), (i) then either Landlord or Tenant may elect to terminate this Lease as of the date when the Premises or the Building are so made unfit for occupancy, by written notice to the other within ninety (90) days after that date, and (ii) if neither party so elects to terminate this Lease, Landlord shall proceed to repair, restore or rehabilitate the Premises or the Building at Landlord's expense within one hundred eighty (180) days after Landlord is enabled to take possession of all damaged areas and to undertake reconstruction or repairs. If Landlord shall proceed to so repair, restore or rehabilitate the Premises or the Building, then this Lease shall not terminate, but Rent shall be abated on a per diem basis to the extent and for the period that the Premises are unfit for Tenant’s use in the normal course. If Landlord shall proceed under (ii) above and shall not substantially complete the work within said one hundred eighty (180) day period (excluding from said period loss of time attributable to delays beyond the reasonable control of Landlord), then Tenant may then terminate this Lease as of the date when the Premises or the Building were so made unfit for occupancy, by written notice to the Landlord at any time prior to substantial completion; provided, however, that if Tenant so notifies Landlord of such termination and if Landlord substantially completes such repairs within thirty (30) days after receipt of such notice, then such notice shall be null and void and the Lease shall not be terminated. In the event of termination of this Lease pursuant to this Section, Rent shall be apportioned on a per diem basis to and including the effective date of such termination.

(20) ESTOPPEL CERTIFICATE. Landlord and Tenant agree, upon not less than ten (10) days prior request, to deliver to the other, without expense to the other, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the Rent and other charges have been paid, and (iii) that to such party’s knowledge, the other party is not in default under any provision of this Lease, or specifying each such default of which the certifying party may have knowledge and (iv) to such other items as may reasonably be requested; it being understood that any such statement so delivered may be relied upon by any landlord under any ground or underlying lease, or any prospective purchaser, mortgagee, or any assignee of any mortgage on the Building, or other party.

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(21) SUBORDINATION OF LEASE. Landlord shall have the right at any time, and from time to time, to place upon the Building and the land of which the Premises are a part, a mortgage or mortgages. Subject to its receipt of an SNDA (as defined below) in each instance, Tenant agrees that this Lease shall be subject to and subordinate to all such present and future mortgages, security agreements, financing statements and all other security instruments and other similar encumbrances (the “Encumbrances”) affecting the Building, or any part thereof, and, within ten (10) business days after written request, Tenant shall execute, acknowledge, verify and deliver to Landlord such certificate(s), letters, representations and agreements in writing as Landlord or its lender may reasonably request, acknowledging the subordination of this Lease to such Encumbrances. Notwithstanding the foregoing, any such lender may at any time subordinate its Encumbrance to this Lease, without notice or Tenant’s consent, and thereupon this Lease shall be deemed prior to such Encumbrance without regard to their respective dates of execution, delivery or recording and in that event such lender shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Encumbrance and had been assigned to such lender. Landlord hereby represents and warrants to Tenant that the sole mortgagee of the Property or other party with rights to the Premises superior to Tenant’s interests under this Lease is NBT Bank, NA; and it shall be a condition of the occurrence of the Commencement Date for all purposes under this Lease that Landlord shall obtain and deliver an SNDA from the above described party to Tenant. Nothing in this Lease shall restrict Landlord’s right to assign or encumber this Lease. Should the Landlord assign this Lease or should Landlord enter into Encumbrances affecting all or any portion of the Premises and should the holder(s) of such Encumbrances succeed to the interest of Landlord, Tenant shall be bound to any such holder under all the terms, covenants and conditions of this Lease, and Tenant shall promptly attorn to such holder as Landlord under this Lease in accordance with the applicable SNDA or other instrument. Landlord agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (“SNDA”) from Landlord’s existing mortgage holders and any future mortgage holders on such mortgagee’s standard form, subject to revisions thereto as Tenant may reasonably request and which are acceptable to mortgagee in such mortgagee’s sole discretion; it being acknowledged and agreed that the failure or inability of Landlord to obtain an SNDA shall not constitute a default by Landlord hereunder.

(22) EMINENT DOMAIN. Tenant agrees with Landlord that if the whole or any part of the Premises shall be appropriated, condemned, taken or otherwise acquired by any public or quasi-public authority under power of eminent domain, condemnation or other proceedings, or by voluntary conveyance in lieu thereof, then this Lease and the estate hereby created shall terminate and wholly expire on the date legal title shall vest in the appropriator or condemnor, and all Rent shall be pro-rated and adjusted as of that date. In no event whatsoever shall Tenant have any claim by reason of any appropriation, condemnation or taking of the whole or any part of the Premises or of the Building, nor shall Tenant have any claim to the amount, or any portion thereof, that may be awarded as compensation or as damages or paid as a result of such appropriation and taking provided that Tenant may claim compensation for its relocation costs, together with the value of any fixtures installed by Tenant within the Premises which shall remain in place, so long as none of the same shall reduce Landlord’s award. Tenant hereby assigns to Landlord all other rights, title and interest in and to any and all amounts awarded or paid by reason of such appropriation, condemnation and taking.

(23) NO WAIVER.

(a) No receipt of money by Landlord from Tenant with knowledge of default or breach of any covenants of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall be deemed a waiver of such default or breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, suit or judgment.

(b) No delay on the part of Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other, or further, exercise thereof or the exercise of any other right, power or privilege.

(c) No act done or thing said by Landlord or Landlord's agents or employees shall constitute a cancellation, termination or modification of this Lease, or a waiver of any covenant, agreement or condition hereof, nor relieve Tenant from Tenant's obligation to pay the rents reserved herein. Any waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord.

(24) QUIET ENJOYMENT. So long as Tenant shall not be in default of any of its covenants, agreements and conditions herein stipulated to be kept, performed and observed by Tenant (including the payment of Rent) beyond any applicable periods of notice and/or cure, then Tenant shall at all times during the term of this Lease have peaceable and quiet enjoyment of the Premises without hindrance of Landlord or any person lawfully claiming under Landlord, subject, however, to the terms of this Lease. Tenant agrees that in no event shall noise in connection with construction or repairs within or about the Building be considered a breach of the within covenant of quiet enjoyment.

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(25) NOTICES. In every instance where it shall be necessary or desirable for Landlord or Tenant to serve any notice or demand upon the other, such notice or demand shall be deemed sufficiently given or made, if, in writing, it is personally delivered to the party, is sent by overnight courier receiving a signed receipt from the addressee, or is mailed to the party by registered or certified United States mail, postage prepaid, addressed to the party at the last address furnished to the sender by the other party. Notice shall be deemed given upon the earlier of when received or three (3) days after mailing.

(26) RULES AND REGULATIONS. Tenant and Tenant's agents, employees and invitees, shall faithfully observe and strictly comply with the Rules and Regulations appearing at the end of this Lease and made a part hereof, and with such further reasonable Rules and Regulations as Landlord may, after notice to Tenant, from time to time adopt and promulgate. Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or the agents, employees or invitees of such other tenant but such Rules and Regulations shall apply to all other occupants of the Building and shall be uniformly enforced by Landlord.

(27) BROKER. Landlord warrants, which warranty shall survive termination of this Lease, that no brokerage fee or other compensation is due any real estate broker or other person or entity by reason of dealing with Landlord in this transaction other than the Dunham Group which brokerage charge Landlord agrees to pay. Tenant warrants, which warranty shall survive the termination of this Lease, that Tenant has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease other than Malone Commercial Brokers which Landlord agrees to pay. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents who have dealt with the indemnifying party with respect to this Lease or the negotiation thereof in violation of the applicable warranty under this Section 27.

(28) RECORDING. This Lease shall not be filed for record or recorded. If Tenant shall so request, Landlord shall provide Tenant, at Tenant's expense, with a Memorandum of Lease satisfying the minimum statutory requirements, which Tenant may then file for record and have recorded.

(29) PARTIES BOUND. The covenants, agreements and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions hereof requiring the consent of Landlord to any assignment of this Lease or subletting of the Premises.

(30) APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any then-existing obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole reasonable discretion, may elect.

(31) LIMITATION ON LIABILITY. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord and that any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Property and no deficiency judgment may be taken against any partner, officer, agent or employee of Landlord, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or any of its partners, officers, agents, employees, legal representatives, successors or assigns; all such liability, if any, being expressly waived and released by Tenant. If Landlord shall transfer, assign or convey the Building at any time, then upon the effective date thereof, Landlord shall have no further liability hereunder with respect to obligations accruing thereafter, and Tenant agrees to look solely to Landlord's successor in interest for the performance of Landlord's obligations and covenants hereunder. In no event shall Landlord or Tenant ever be liable to the other under this Lease for any indirect, special, consequential, punitive or other damages beyond actual damages.

(32) SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount equal to the monthly Rent times 3. The Security Deposit shall be returned to Tenant at the end of this Lease provided that all terms of this Lease are fully performed by Tenant.

(33) ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto as to the subject matter hereof, and there are no agreements, promises, covenants, warranties or representations other than as set forth herein.

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IN WITNESS WHEREOF, Landlord and Tenant have respectively signed counterparts of this Lease Agreement as of the day, month and year first above written.

SIGNED AND ACKNOWLEDGED:

Landlord: 400 Southborough, LLC

___________________	By: /s/***	Dated:5-14-2025
Its: ***

Tenant: Precision Optics Corporation, Inc.

	By: /s/***	Dated: 5-14-2025
___________________	Its:***

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Exhibit A & B

Description of Landlord’s Work

And

Floor Plans

In addition to those items enumerated in Section 6, Possession, Landlord and Tenant Work, Landlord Work shall include:

4) Provide mechanical, electrical, and plumbing systems to support Tenant’s Engineering Lab, including new lighting, ceiling, HVAC/exhaust, electrical (receptacles and in support of Tenant’s compressor), and compressed air – as shown in Exhibit A.

5) Provide static dissipative flooring and dark room in the Engineering Lab – as shown in Exhibit A.

6) Provide new interior paint throughout.

7) In places where furniture and/or audio/visual systems are removed by previous tenants, leave existing condition in patched, clean, and code-compliant state.

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RULES AND REGULATIONS

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant, Tenant's agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The word "Landlord" shall be taken to include the employees and agents of Landlord.

WINDOWS AND PROJECTIONS. Nothing shall be affixed to or projected beyond the outside of the Building by Tenant without the prior written consent of Landlord. If Tenant desires blinds, shades, awnings, or other form of window covering, ventilating equipment or similar devices, and if Landlord consents thereto, then the same shall be furnished and installed at the expense of Tenant and must be of such shape, color, material and make as are approved by Landlord. Tenant shall not place or permit to be placed any article of any kind on the window ledges, and shall not throw or drop, or permit to be thrown or dropped, any article from any window of the Building.

ADVERTISING AND SIGNS. Unless expressly consented to by Landlord, which consent shall not be unreasonably withheld or delayed, no sign, advertisement, notice or other lettering shall be inscribed, painted or affixed on any part of the outside or inside of the Building, or otherwise exhibited so as to be visible from outside the Premises except on the doors of the Premises, and then only of subject matter and in such color, size, style and material as shall conform to the specifications of Landlord. Landlord reserves the right to remove all other signs or lettering, without notice to Tenant, at the expense of Tenant.

PARKING. All parking shall be in common with other Tenants and no designated parking spaces, other than for handicap spaces shall be allowed.

CLOSING AND LOCKING DOORS AND WINDOWS. Unless expressly consented to by Landlord, all doors to the Premises shall be kept closed at all times except when in actual use for entrance to or exit from the Premises. Tenant shall be responsible for the locking of doors and the closing of windows in and to the Premises. Tenant shall be responsible for all damage or loss resulting from violation of this rule.

UNSIGHTLY PLACEMENT OF EQUIPMENT. Unless expressly permitted by Landlord, Tenant shall not place or allow anything to be against or near exterior windows, the glass or corridor partitions or doors of the Premises that may diminish the light in, or be unsightly from halls, corridors or the exterior of the Building.

LOCKS. Unless expressly consented to by Landlord, no additional locks or similar devices shall be attached to any door and no keys other than those provided by Landlord shall be made for any door. If more than two keys for one lock are desired by Tenant, Landlord shall provide the same upon payment therefor by Tenant. Tenant shall obtain keys from Landlord only, and from no other source. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises and shall provide Landlord with the then current combinations for any combination locks on safes, cabinets and vaults.

NOISES AND OTHER NUISANCES. Tenant shall not make or permit any unusual noise or unusual odor that is objectionable to Landlord or to other occupants of the Building to emanate from the Premises, shall not create or maintain a nuisance therein, shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building.

SAFES OR HEAVY ARTICLES. Tenant shall not overload any floor or otherwise impair the structural integrity of the Building. Landlord may, but shall not be required to, direct the routing, time of movement and placement of safes and other heavy articles. Safes, furniture and all large articles shall be brought into the Premises or removed therefrom at Tenant's sole risk and responsibility. Any damage done to the Building by reason of a safe or other heavy article of Tenant being brought into, stored in or removed from the Premises shall be repaired at Tenant's sole cost and expense.

SOLICITORS. Landlord reserves the right, but shall not be held obligated, to exclude or eject from the Building any or all solicitors, canvassers or peddlers, and any persons conducting themselves in such manner as, in the sole judgment of Landlord, constitutes an annoyance to any of the tenants of the Building or an interference with Landlord's operation of the Building, or who are otherwise undesirable.

FLAMMABLE MATERIALS. No article of an extra hazardous nature and no explosive shall be brought into the Premises or the Building.

ADDITIONAL RULES. Landlord reserves the right to make such other and further Rules and Regulations as in Landlord's judgment may from time to time be needful or desirable for the safety, care, cleanliness or efficient operation of the Building or for the preservation of good order therein

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